Exhibit 99.1

          ITT CORPORATION FORECASTS STRONG 2007 PERFORMANCE IMPROVEMENT

     - FY2007 earnings expected to rise to $3.30-$3.38 per share

     - FY2007 revenues projected to increase by 6 to 7 percent; segment operating margins projected to increase by 50-70 basis points; strong free cash flow

     - Management will recommend 27 percent dividend increase in 2007

     - FY2006 earnings forecast revised to $2.78-$2.80 per share, reflecting $25 million charge to net income ($0.13 per share) related to Night Vision legal matter

    WHITE PLAINS, N.Y., Dec. 15 /PRNewswire-FirstCall/ -- ITT Corporation (NYSE:
ITT) said today that continued organic growth in its core businesses, stronger operating performance and a more focused portfolio have positioned the company to deliver another year of solid earnings growth in 2007.

    "We're completing another strong operating year for ITT, in which we will achieve double digit revenue growth, excellent cash performance, and earnings growth," said Steve Loranger, Chairman, President and Chief Executive Officer of ITT Corporation. "Our management team is continuing to anticipate the needs of our customers and deliver reliable solutions for them. Our confidence in the year ahead is reflected in this very positive outlook for 2007. We have excellent market positions around the world, a steady flow of new product innovations and a proven management team. We provide products and services that are truly vital to our customers and we are committed to enhancing these strong customer relationships. With the broad diversification in our end-use markets, and our blend of both long and short-cycle businesses, we believe the company is well positioned to grow revenues, margins and earnings in 2007."

    The company now expects full year 2006 earnings from continuing operations will be $2.78- $2.80 per share, reflecting a charge to net income of $25 million ($0.13 per share) in the 4th quarter of 2006 in anticipation of resolution of a legal matter in its Roanoke-based Night Vision business. The charge, in addition to previous reserves, is expected to cover the financial requirements of the pending resolution. A settlement that would resolve all outstanding issues relating to this investigation that began several years ago regarding compliance with U.S. export regulations is expected to be concluded in the first quarter of 2007. "ITT is committed to having a world class compliance culture," said Loranger. "We are working diligently with the government to resolve this matter by early next year."

    The company also announced that it plans to raise its annual dividend by 27 percent to $0.56 per share effective April 2007, subject to approval by the Board of Directors. The company announced in October that it would repurchase up to $1 billion of its common stock from time to time in the open market over a three-year period.

    2007 Expected to Build on Momentum Achieved in 2006

    For comparison purposes, the following 2006 forecast and 2007 outlook reflect results from continuing operations excluding special items.

                        FY2006           FY2007
                       Forecast          Outlook          Guidance
                   ---------------    ---------------    ----------
    Revenues:      $7,760 - $7,825    $8,285 - $8,375     +6 to 7%
    EPS:            $2.78 -  $2.80     $3.30 -  $3.38    +18 to 21%

    2007 Segment Forecast
    Fluid Technology

    The water/wastewater businesses, coupled with the rollout of new commercial water products, should lead the improvements in Fluid Technology in 2007, driving projected revenue growth of 6 to 7 percent to approximately $3.2 billion in this segment. Operating margin is expected to grow 80-100 basis points, driven primarily by higher incremental margins on new business, lean and Six Sigma initiatives, low cost sourcing and footprint rationalization efforts.

    Defense Electronics & Services

    The company's Defense Electronics & Services segment anticipates that it will extend its growth trend in 2007, with revenue expected to increase 8 to 9 percent to approximately $4 billion. This should be driven by continued strong demand for its Aerospace/Communications and Night Vision businesses, and recent contract wins in Systems, and Advanced Engineering and Sciences. Segment operating margins are expected to be up 20 to 30 basis points in 2007 over 2006 performance that includes the charge recorded for the Night Vision legal matter.

    Motion & Flow Control

    For 2007, the Connectors business, formerly included with Switches in the Electronic Components segment, will be reported within Motion and Flow Control. Market share growth in Friction Materials and Aerospace Controls are expected to drive overall growth in the Motion & Flow Control segment in 2007. The company anticipates 2007 segment revenues of approximately $1.1 billion, representing a 3 to 5 percent revenue growth. Improved cost positions through production in low cost areas, global sourcing and lean manufacturing initiatives, are expected to improve the segment's operating margins by 40-80 basis points for 2007.

    About ITT Corporation

    ITT Corporation (www.itt.com) supplies advanced technology products and services in several growth markets. ITT is a global leader in the transport, treatment and control of water, wastewater and other fluids. The company plays a vital role in international security through its defense communications and electronics products; space surveillance and intelligence systems; and advanced engineering and related services. It also serves the growing leisure marine and electronic connectors markets with a wide range of products. Headquartered in White Plains, NY, the company generated $7.0 billion in 2005 sales. In addition to the New York Stock Exchange, ITT Corporation stock is traded on the Paris, London and Frankfurt exchanges.

    For free B-roll/video content and logo about ITT Corporation, please log
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    "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995 ("the Act"):

    Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE  ITT Corporation
    -0-                             12/15/2006
    /CONTACT:  Tom Martin, +1-914-641-2157, tom.martin@itt.com/
    /First Call Analyst: /
    /FCMN Contact: beth.coffman@itt.com /
    /Web site:  http://www.itt.com /
    (ITT)